                                                               Exhibit 12.1



Renaissance Cosmetics Inc;
Calculation of deficiency of earnings to combined fixed charges and preferred dividends




                                                     Historical                                        Pro Forma
                               -------------------------------------------------------   ----------------------------------
                                 Period From
                                April 15, 1994                     Nine Months Ended
                                 (Inception)       Year Ended        December 31,          Year Ended    Nine  Months Ended
                              to March 31, 1995  March 31, 1996    1995        1996      March 31, 1996   December 31, 1996
                              -----------------  ---------------  ------  -------------  --------------  ------------------
Pretax income ................      $(5,494)        $(10,753)     $(5,907)   $ (9,459)      $ (9,611)        $ (7,296)
Interest Expense .............        8,694           19,458       14,241      17,206         26,479           20,774
                                    -------         --------      -------     -------       --------         --------
Total earnings ...............        3,200            8,705        8,334       7,747         16,868           13,478
                                    -------         --------      -------     -------       --------         --------
Fixed Charges:
Interest Expense .............        8,694           19,458       14,241      17,206         26,479           20,774
Preferred Dividends ..........          715            1,333          992       9,838         19,502           15,927
                                    -------         --------      -------     -------       --------         --------
                                      9,409           20,791       15,223      27,044         45,981           36,701

Deficiency of earnings
to combined fixed
charges and preferred
dividends ....................      $(6,209)        $(12,086)     $(6,899)   $(19,297)      $(29,113)        $(23,223)
                                    =======         ========      =======     =======       ========         ========